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RECLAMATION BOND AGREEMENT
This RECLAMATION BOND AGREEMENT (“Agreement”) is entered into this 31st day of January, 2016 by and between PNM RESOURCES, INC., a New Mexico corporation (“PNM Resources”), WESTMORELAND COAL COMPANY, a Delaware corporation (“Westmoreland”), SAN JUAN COAL COMPANY, a Delaware corporation (“SJCC”) and ZURICH AMERICAN INSURANCE COMPANY, a New York corporation (“Zurich”). PNM Resources, Westmoreland, SJCC and Zurich are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
WHEREAS, pursuant to a Stock Purchase Agreement dated as of July 1, 2015 (the “Stock Purchase Agreement”), Westmoreland San Juan, LLC (as assignee of Westmoreland) has agreed to purchase the stock of SJCC and San Juan Transportation Company from BHP Billiton New Mexico Coal, Inc.;
WHEREAS, SJCC owns and operates the San Juan Mine located near Farmington, New Mexico (the “San Juan Mine”);
WHEREAS, Public Service Company of New Mexico, a New Mexico corporation (“PNM”), a subsidiary of PNM Resources, Tucson Electric Power Company (“Tucson Electric”) and certain other entities (the “Other SJGS Owners”) jointly own and operate the San Juan Generating Station, which purchases from SJCC and uses in its operation coal from the San Juan Mine;
WHEREAS, pursuant to an Amended and Restated Mine Reclamation and Trust Funds Agreement dated July 31, 2015 (the “Mine Reclamation and Trust Funds Agreement”), by and

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among PNM, Tucson Electric, the Other SJGS Owners, and PNMR Development and Management Corporation, a New Mexico corporation (collectively, the “Participants”), each of the Participants has agreed to establish and fund an irrevocable trust to be maintained to fund the reclamation of the San Juan Mine site (each such trust, a “Reclamation Trust”);
WHEREAS, in connection with certain mining permits relating to the San Juan Mine, Westmoreland and SJCC has requested that Zurich issue, effective as of the date of closing under the Stock Purchase Agreement (the “Closing Date”), a reclamation bond or bonds in the amount of $162,000,000 on behalf of SJCC, in favor of the New Mexico Energy, Minerals and Natural Resources Department (“NMEMNRD”) (collectively, the “Reclamation Bond”), in connection with SJCC’s mining permits; and
WHEREAS, the execution and delivery of this Agreement, and the performance of certain obligations by PNM Resources hereunder, on or before the Closing Date are conditions to Zurich’s agreement to issue the Reclamation Bond.
NOW, THEREFORE, in consideration of the agreements, representations, warranties and conditions set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.Issuance of the Reclamation Bond
1.1    Obligations of PNM Resources
(a)    PNM Resources will, prior to the Closing Date, cause Wells Fargo Bank, N.A. (the “Issuing Bank”) to issue a $40,000,000 irrevocable standby letter of credit for the

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benefit of Zurich, with an effective date as of the Closing Date, substantially in the form of Exhibit A attached to this Agreement (the “Initial Letter of Credit”).
(b)    Within one hundred eighty (180) days after the Closing Date, PNM Resources will cause to be provided to Zurich (subject to Section 2.3(a)) a security interest in all parties’ interests in and assets of the PNM Reclamation Trust and the Tucson Electric Reclamation Trust to secure the performance of the aggregate payment and performance obligations covered by the Reclamation Bond. All documentation of such security interest, together with all terms, conditions, remedies, and third-party consents, must be acceptable to Zurich in its sole discretion, and must give Zurich the first right, effective against all creditors and lienholders, to access and use the funds of or in such Reclamation Trusts, subject to Section 1.2(b) below. A security interest meeting the requirements of this Section 1.1(b) is referred to herein as an “Acceptable Security Interest”).
(c)    PNM Resources also will use reasonable commercial efforts to cause SJCC and each of the Participants other than PNM and Tucson Electric (the “Other Participants”) to provide to Zurich, within one hundred eighty (180) days after the Closing Date, either (i) Acceptable Security Interests in the Reclamation Trusts of the Other Participants or (ii) other cash collateral, letters of credit or security arrangements in form and amount acceptable to Zurich in its sole discretion (“Cash Collateral”).
1.2    Obligations of Zurich and Limitation on Zurich’s Use of Collateral
(a)    If PNM Resources has caused the Initial Letter of Credit to be issued to Zurich on or before the Closing Date as required under Section 1.1(a), Zurich will issue the Reclamation Bond to NMEMNRD effective as of the Closing Date.

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(b)    Zurich may draw on any letter of credit, or realize upon collateral in any form, solely for expenses incurred by Zurich associated with reclamation of the San Juan Mine site and (i) resulting from Zurich’s participation in a plan approved by PNM Resources to mitigate the risk of default leading to forfeiture of the Reclamation Bonds or (ii) arising upon or after initiation of bond forfeiture proceedings under Title 19.8.14.1413 NMAC by the NMENMRD. Zurich may also draw upon any letter of credit following notice of non-renewal or termination from the issuer, unless (i) the Reclamation Bonds have been released or (ii) Zurich has been provided with Additional Collateral (as defined in Section 2.3(a) below.
2.    Post-Closing Adjustments
2.1    If PNM Resources has complied with its obligations to provide Acceptable Security Interests in the Reclamation Trusts of PNM and Tucson Electric, as set forth in Section 1.1(b), and is also successful in causing SJCC and each of the Other Participants to provide Acceptable Security Interests in the Reclamation Trusts of the Other Participants in accordance with Section 1.1(c), within one hundred eighty (180) days after the Closing Date, the Initial Letter of Credit will be immediately cancelled and terminated.
2.2    If Acceptable Security Interests are provided by some, but not all, of the Other Participants within one hundred eighty (180) days after the Closing Date, the Initial Letter of Credit will be reduced by a percentage of such stated amount equal to the quotient (expressed as a percentage) arrived at by dividing (x) the total amount of funds held in the Reclamation Trusts of the Other Participants that provided Acceptable Security Interests, by (y) the total amount of funds held in the Reclamation Trusts of all of the Other Participants. Zurich agrees in any such case that it will sign all such documents, and otherwise take all such actions, as are reasonably

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requested by PNM Resources to effect such cancellation and termination, or reduction in amount, of the Initial Letter of Credit.
2.3
(a)    In the event that PNM Resources is unable to comply with its obligations set forth in Section 1.1(b) to provide Acceptable Security Interests in the Reclamation Trusts of PNM and Tucson Electric within one hundred eighty (180) days after the Closing Date, PNM Resources, Westmoreland (subject to Section 2.3(b) below) and SJCC will be obligated, jointly and severally, to (i) cause issuing banks acceptable to Zurich to issue to Zurich an additional irrevocable standby letter of credit or letters of credit for the benefit of Zurich, substantially in the form of the Initial Letter of Credit, or (ii) provide other Cash Collateral (any such additional letter of credit or Cash Collateral, the “Additional Collateral”) in an amount to be determined by Zurich in its sole discretion (but subject to Section 3.1 below) and will maintain such Additional Collateral in place until such time as Acceptable Security Interests in the Reclamation Trust of PNM and the Reclamation Trust of Tucson Electric have been provided to Zurich as described in Section 1.1(b).
(b)    The Parties specifically acknowledge and agree that Westmoreland’s obligations under Section 2.3(a) above are subject to Westmoreland obtaining certain amendments to or waivers of certain provisions of its senior debt and senior credit facilities which currently prohibit Westmoreland from performing its obligations under Section 2.3(a). Westmoreland agrees to use commercially reasonable efforts to obtain all such necessary amendments and waivers within one hundred eighty (180) days after the Closing Date.

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(c)    PNM Resources, Westmoreland and SJCC agree and acknowledge that their respective rights and obligations as among themselves under this Agreement or otherwise shall not impair, delay, limit or otherwise affect Zurich’s rights under against any or all of them or their respective obligations to Zurich, and each of them expressly waives, as against Zurich, any defenses or claims under this Agreement based on rights to notice of or consent to any action or failure to act by Zurich, including without limitation any impairment of collateral or of recourse, or any release of, or failure to maintain or take action against, any collateral, any of the Parties, or any third party.
2.4    At any time after the expiration of one hundred eighty (180) days after the Closing Date, assuming that PNM Resources has complied with its obligation to provide Zurich with Acceptable Security Interests under Section 1.1(b) or PNM Resources, Westmoreland (subject to Section 2.3(b) above) and SJCC have complied with their obligations to provide Additional Collateral under Section 2.3, and some or all of the Other Participants have also provided Acceptable Security Interests for their Reclamation Trusts, the Initial Letter of Credit and the Additional Collateral will be reduced or cancelled, as applicable, using the methodology set forth in Section 2.2. In any such event, Zurich agrees that it will sign all such documents, and otherwise take all such actions, as are reasonably requested by PNM Resources to effect the applicable cancellation and termination, or reduction in amount, of the Initial Letter of Credit and the Additional Collateral.
3.    Other Adjustments to Collateral
3.1    Notwithstanding anything to the contrary contained in this Agreement, the Parties agree that the sum of (i) the face amount of the Initial Letter of Credit, (ii) the aggregate amount

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maintained in the Reclamation Trusts in which Zurich has an Acceptable Security Interest, and (iii) the amount of any Additional Collateral, all as they exist from time to time (collectively, the “Collateral Value”) will not be required to exceed the aggregate penal amount of the Reclamation Bond as it exists from time to time (the “Bond Penal Amount”).
3.2    In the event that the Collateral Value exceeds the Bond Penal Amount at any time, as a result of a reduction in the Bond Penal Amount, an increase in the amounts held in the applicable Reclamation Trusts, or otherwise, the Collateral Value shall be reduced until such excess Collateral Value is eliminated (i) first, by reducing the amount of the Initial Letter of Credit, (ii) next, to the extent required, by reducing the amount of the Additional Collateral, and (iii) next, to the extent required, proportionately reducing the amount of Reclamation Trust funds subject to Zurich’s security interest. Zurich agrees that it will sign all such documents, and otherwise take all such actions, as are reasonably requested by PNM Resources to effect any such reduction in the Collateral Value.
3.3    To the extent that the Collateral Value is ever reduced under Section 3.2, Zurich will not thereafter require it to be increased.
4.    Release of Reclamation Bond
It is agreed that the Reclamation Bond may be replaced or otherwise released at any time by SJCC with the concurrence of the NMEMNRD. In the event that the Reclamation Bond is replaced or otherwise released, and Zurich is fully discharged and released from any and all liability under the Reclamation Bond (and has been reimbursed for related losses and/or expenses previously incurred), the Parties agree that the Initial Letter of Credit and the Additional Collateral shall be immediately cancelled and terminated, and the security interest in

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the Reclamation Trusts shall be immediately released. Zurich agrees that it shall execute and deliver all such documents, and otherwise take all such actions, as are reasonably requested by PNM Resources to effect any such cancellation and termination of the Initial Letter of Credit and the Additional Collateral and release of such security interests.
5.    Representations and Warranties
5.1    Each Party represents and warrants to the other Parties that:
(a)    Such Party is a corporation duly organized and validly existing in good standing under the laws of its state of incorporation, and it has the corporate power to own its property and to carry on its business as now being conducted.
(b)    Such Party has full power and authority to enter into this Agreement and to perform its obligations under this Agreement, all of which have been duly authorized by all proper and necessary corporate action by such Party. No consent or approval of stockholders or consent or approval of, notice to or filing with any governmental authority is required as a condition to the validity or enforceability of this Agreement as to such Party.
(c)    This Agreement constitutes the valid and legally binding agreement of such Party enforceable in accordance with its terms.
(d)    There are no proceedings pending or threatened before any court or governmental or administrative agency that would reasonably be expected to affect the validity or enforceability of this Agreement as to such Party.

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5.2    The representations and warranties contained in this Section 5 will survive the execution and delivery of this Agreement.
6.    Miscellaneous
6.1    Publicity. No Party will issue any press release or make any other public statement or filing concerning this Agreement or the relationship among the Parties without prior consultation with and prior approval of the other Party, except for any such press release or other public statement or filing which is required by applicable law or necessary to inform any regulatory agencies and any statements or filings made in judicial or administrative actions.
6.2    Limitation of Damages. No Party will be responsible to any other Party for any punitive, incidental, special or consequential damages (other than consequential damages resulting from actions by such Party which a court of competent jurisdiction finally determines to constitute fraud or willful misconduct by such Party), and each Party hereby irrevocably waives any right it would otherwise have to collect any such damages.
6.3    Notices. All communications, notices and disclosures required or permitted by this Agreement will be in writing and will be deemed to have been given on the date when delivered personally, by messenger, by overnight delivery service or otherwise, in all cases addressed to the Party to which it is intended at its address set forth below, unless and until a Party notifies the other Parties in writing of a change:
If to PNM Resources:

PNM Resources, Inc.
414 Silver Ave. SW, MS0905
Albuquerque, New Mexico 87102-3289
Attention: Elisabeth Eden, Treasurer

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With a copy to:

PNM Resources, Inc.
414 Silver Ave. SW, MS0905
Albuquerque, New Mexico 87102-3289
Attention: General Counsel

If to Westmoreland:

Westmoreland Coal Company
9450 South Maroon Circle, Suite 200
Edglewood, CO 80112
Attention: General Counsel

With a copy to:

Holland & Hart LLP
555 17th Street, #3200
Denver, CO 80202
Attention: Amy Bowler

If to SJCC:

San Juan Coal Company
P O Box 561
Waterflow, NM 87421
Attention: General Manager

With a copy to:

9450 South Maroon Circle, Suite 200
Edglewood, CO 80112
Attention: General Manager

If to Zurich:

1400 American Lane, Tower 1, 18th Floor
Shaumburg, IL 60196-1056
Attention: General Counsel

With a copy to:

Zurich North America
500 Enterprise Drive
Rocky Hill, CT 06067
Attention: Commercial Surety

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6.4    Governing Law. (a) This Agreement and the rights and obligations of the Parties hereunder will be governed by and construed and interpreted in accordance with the laws of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligation Law), but excluding all other choice of law and conflicts of law rules.
(b)    Any legal action or proceeding with respect to this Agreement may be brought in the Supreme Court of the State of New York sitting in New York County, New York and in the United States District Court for the Southern District of New York, and any appellate court from any thereof, and, by execution and delivery of this Agreement, each Party hereby irrevocably accepts for itself and with respect to its property, generally and unconditionally, the jurisdiction of such courts, and each Party hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court.
(c)    Each Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section 6.4. Each Party hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.
6.5    Modifications. No modification, amendment or waiver of any provision of this Agreement will in any event be effective unless it is in writing and signed by all Parties.
6.6    Binding Agreement; Assignment. This Agreement will be binding on and inure to the benefit of PNM Resources, Westmoreland, SJCC and Zurich and their respective

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successors and assigns. No Party may assign this Agreement, delegate any obligations hereunder or assign any rights granted to it hereunder without the prior written consent of the other Parties. Any purported assignment in contravention of this Section 6.6 will be null and void and of no force or effect.
6.7    Expenses. Unless otherwise agreed to in writing by the Parties, each Party will bear all of its own costs and expenses incurred in the negotiation, execution and performance of this Agreement.
6.8    Counterparts. This Agreement may be executed in any number of counterparts and by each Party hereto in a separate counterpart, each of which when so executed and delivered will be deemed to be an original and all of which taken together will constitute but one and the same agreement.
6.9    Headings. The headings of the various sections of this Agreement have been inserted for the purpose of convenience only, and those headings will not be deemed in any manner to modify, enlarge or restrict any of the provisions of this Agreement.
6.10    Further Assurances. Each Party agrees to execute such documents and take such other action as any other Party may reasonably request to implement the terms hereof. PNM Resources, Westmoreland and SJCC acknowledge, however, that (i) the documentation, terms and conditions of any security interest granted to Zurich must be acceptable to Zurich in its sole and absolute discretion in order to constitute an Acceptable Security Interest as defined herein, (ii) the documentation, terms and conditions of any letter of credit, Cash Collateral or Additional Collateral provided to Zurich must be acceptable to Zurich in its sole and absolute discretion, and

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(iii) in any event, Zurich’s acceptance may depend on requirements, consents, and conditions that are not specified in this Agreement.
6.11    SJCC Joinder. Simultaneously with the closing of the acquisition of SJCC under the Stock Purchase Agreement, Westmoreland agrees to cause SJCC to execute the signature page hereto and to become a party to this Agreeement.
6.12    Entire Agreement. This Agreement (including the Exhibits hereto) constitutes the entire agreement among PNM Resources, Westmoreland, SJCC and Zurich with respect to the subject matter hereto.

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IN WITNESS WHEREOF, PNM Resources, Westmoreland, SJCC and Zurich have caused this Agreement to be duly executed by their duly authorized officers.
PNM RESOURCES, INC.

By:    /s/ Elisabeth Eden
Its:    Vice President and Treasurer

WESTMORELAND COAL COMPANY

By:    /s/
Its:    Chief Financial Officer

SAN JUAN COAL COMPANY

By:    /s/
Its:    Vice President

ZURICH AMERICAN INSURANCE COMPANY

By:    /s/ Aaron T. Ort
Its:    Senior Vice President

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ACKNOWLEDGED:
WESTMORELAND SAN JUAN, LLC

By:    /s/
Its:    Vice President

Exhibit A

Form of Initial Letter of Credit

SEE ATTACHED

COMPROMISE LETTER OF CREDIT FORM
(Name of Bank)
(Address)

FOR INTERNAL IDENTIFICATION PURPOSES ONLY

Our No.                         Other

Accountholder/Applicant

Beneficiary’s State of Domicile:     NEW YORK

Issue Date
Irrevocable Clean Letter of Credit No.

To Beneficiary:    Fidelity and Deposit Company of Maryland
c/o Zurich American Insurance Company
1400 American Lane
Tower 2, 11th Floor
Schaumburg, Illinois 60196-1056
Attention: Direct Collateral

We have established this clean, irrevocable, and unconditional Letter of Credit in your favor as Beneficiary for drawings up to U.S. $___________ effective immediately. This Letter of Credit is issued, presentable and payable to our office is (issuing bank address) and expires with our close of business on ___________. Except when the amount of this Letter of Credit is increased, this Credit cannot be modified or revoked without your consent.
The term “Beneficiary” includes any successor by operation of law of the named Beneficiary including without limitation any liquidator, rehabilitator, receiver or conservator. Drawings by any liquidator, rehabilitator, receiver or conservator shall be for the benefit of all the Beneficiary’s policyholders.
We hereby undertake to promptly honor your sight draft(s) drawn on us, indicating our Credit No. _________, for all or any part of the Credit upon presentation of your draft drawn on us at our office specified in paragraph one on or before the expiration date hereof or any automatically extended expiry date.
Except as expressly stated herein, this undertaking is not subject to any agreement, requirement or qualification. The obligation of (issuing bank) under this Credit is the independent obligation of (issuing bank), and is in no way contingent upon reimbursement with respect thereto, or upon our ability to perfect any lien, security interest or any other reimbursement, or upon the Beneficiary establishing, in the event of the Applicant’s bankruptcy, that all or any part of the Credit drawn upon is an actual, necessary cost or expense of preserving the Applicant’s bankruptcy estate.

This Letter of Credit is deemed to be automatically extended without amendment for one (1) year from the expiration date or any future expiration date, unless thirty (30) days prior to such expiration date we notify you by Registered Mail that Letter of Credit will not be renewed for any such additional period.
This Letter of Credit is subject to and governed by the Laws of the State of New York and the 2007 Revision of the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce (Publication No. 600) and in the event of any conflict, the Laws of the State of New York will control. If this Credit expires during an interruption of business as described in Article 36 of said Publication No. 600, the bank hereby specifically agrees to affect payment if this Credit is drawn against without thirty (30) days after the resumption of business.

Very truly yours,